Exhibit 99.1

Sonus Networks

Supplementary  Financial and Operational Data

GAAP	Q312			Q212	Q112	Q411	Q311	Q211	Q111
$(000s)	Sonus	NET(1)	Consolidated	Sonus-only
Revenue
Product	27,658	5,862	33,520	32,586	41,411	47,082	41,892	29,446	35,953
Services	22,213	1,316	23,529	25,024	22,928	27,190	24,461	22,326	31,346
Total Revenue	49,871	7,178	57,049	57,610	64,339	74,272	66,353	51,772	67,299

SBC Revenue
Product	18,556	1,838	20,394	13,523	13,151	17,466	10,398	7,671	2,332
SBC as % Total Product Revenue	67%	31%	61%	41%	32%	37%	25%	26%	6%
Services	4,959	92	5,051	5,566	3,812	5,009	3,466	3,145	2,490
SBC Revenue	23,515	1,930	25,445	19,089	16,963	22,475	13,864	10,816	4,822
SBC as % Total Revenue	47%	27%	45%	33%	26%	30%	21%	21%	7%

Revenue by Geography
Domestic	38,680	5,018	43,698	42,082	48,419	50,070	42,211	40,440	24,334
International	11,191	2,160	13,351	15,528	15,920	24,202	24,142	11,332	42,965
Total Revenue	49,871	7,178	57,049	57,610	64,339	74,272	66,353	51,772	67,299

%	Sonus	NET(1)	Consolidated	Q212	Q112	Q411	Q311	Q211	Q111
Revenue
Product	55%	82%	59%	57%	64%	63%	63%	57%	53%
Services	45%	18%	41%	43%	36%	37%	37%	43%	47%

SBC Revenue
Product	79%	95%	80%	71%	78%	78%	75%	71%	48%
Services	21%	5%	20%	29%	22%	22%	25%	29%	52%

Revenue by Geography
Domestic	78%	70%	76%	73%	75%	67%	64%	78%	36%
International	22%	30%	24%	27%	25%	33%	36%	22%	64%

Operating Stats	Sonus	NET(1)	Consolidated	Q212	Q112	Q411	Q311	Q211	Q111
10% Customers
Number of 10% customers			1	1	3	3	1	2	1
Name of 10% customers			Level 3	AT&T	AT&T	CenturyLink	AT&T	AT&T	BAH Tel
					Verizon	SoftBank		CenturyLink
					SoftBank	Verizon

Top 5 Customers as % of Revenue			41%	54%	66%	55%	52%	46%	72%

Number of Total Customers	132	271	403	123	117	115	107	98	103

Number of New Customers	11	29	40	6	4	12	8	0	1

Note:

(1) Q312 NET reflects a partial period from 08/24/2012, the date of the transaction close, through the end of the third quarter, 09/28/2012.